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                                                                       EXHIBIT 5

               [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LETTERHEAD]



                                        February 22, 1994

Hartmarx Corporation
101 North Wacker Drive
Chicago, Illinois 60606

               Re: Hartmarx Corporation Registration
                   Statement on Form S-3
                   ---------------------------------

Ladies and Gentlemen:

     We are acting as special counsel to Hartmarx Corporation, a Delaware corporation ("Hartmarx"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed by Hartmarx on January 14, 1994 with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of $100,000,000 aggregate principal amount of Hartmarx's Senior Subordinated Notes due 2002 (the "Notes"). The Notes are to be issued pursuant to an Indenture (the "Indenture") to be entered into between Hartmarx and Bank One Wisconsin Trust Company, N.A., a national banking association, as Trustee (the "Trustee").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement (together with the preliminary prospectus forming a part thereof), (ii) the form of Underwriting Agreement, included as Exhibit 1 to the Registration State-

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Hartmarx Corporation
February 22, 1994
Page 2



ment, to be entered into among Hartmarx and CS First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters (the "Underwriters"), pursuant to which the Notes are to be purchased by the Underwriters and offered to the public, (iii) the Restated Certificate of Incorporation and By-Laws of Hartmarx, each as amended to date,
(iv) the proposed form of Indenture, included as Exhibit 4-D to the Registration Statement and (v) copies of certain resolutions adopted by the Board of Directors of Hartmarx relating to the execution of the Indenture, the issuance of the Notes, the filing of the Registration Statement and related matters. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Hartmarx and others.

     Members of our firm are admitted to the practice of law in the States of Delaware and New York, and we express no opinion as to the laws of any other jurisdiction, other than the laws of the United States of America to the extent specifically referred to herein.

     Based upon and subject to the foregoing, we are of the opinion that when
(i) the Registration Statement becomes effective; (ii) the appropriate officers of Hartmarx have taken all necessary action to fix and approve the terms of the Notes; (iii) the proposed Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by Hartmarx and the Trustee; and (iv) the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Notes will be validly issued and

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Hartmarx Corporation
February 22, 1994
Page 3



legally binding obligations of Hartmarx, enforceable against Hartmarx in accordance with their terms, except that such enforcement may be subject to or limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) public policy considerations which may limit the rights of parties to obtain certain remedies.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                               Very truly yours,

                               /s/ Skadden, Arps, Slate, Meagher & Flom